UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2016
Commission File Number: 001-36261
CHC GROUP LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town, KY1-9005
Cayman Islands
(Address of principal executive offices, including zip code)
(604) 276-7500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 1, 2016, CHC Group Ltd. (the “Company”) received written notice from the New York Stock Exchange (“NYSE”) of its intent to delist the Company’s ordinary shares from the NYSE. The NYSE suspended trading in the Company’s ordinary shares effective as of the market close on February 1, 2016.

NYSE reached its decision to delist the ordinary shares pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000.

The NYSE will apply to the Securities and Exchange Commission to delist the ordinary shares upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision.

The Company’s ordinary shares have been accepted for listing on the OTCQX Best Market (“OTCQX”), operated by OTC Markets Group Inc., and trading in the Company’s ordinary shares will commence on OTCQX under the ticker symbol HELIF on February 2, 2016.

A copy of the press release issued by CHC Group Ltd. is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.
99.1 CHC Group Ltd.’s press release regarding delisting from NYSE and listing on OTCQX.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Group Ltd.

Date: February 1, 2016                         By: /s/ Nicolas P. Stable
Nicolas P. Stable
Authorized Signatory